UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 11, 2011
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000

(Registrant’s telephone number, including area code)
n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 11, 2011, John S. Norman, 50, has been appointed to the office of Vice President, Controller and Chief Accounting Officer of Belden Inc. (the “Company”). From January 1, 2010 to July 10, 2011, Mr. Norman served as the Vice President, Finance of the Company’s Europe Middle East and Africa (EMEA) business segment. Prior to this assignment, from 2005 to 2009, Mr. Norman served as the Company’s Vice President, Controller and Chief Accounting Officer. Mr. Norman previously served as Vice President and Controller of Graphic Packaging International Corporation, a paperboard packaging manufacturing company, from 1999 to 2003, and has 17 years experience in public accounting with PricewaterhouseCoopers LLP. Mr. Norman has a B.S. degree in Accounting from the University of Missouri and is a Certified Public Accountant.
Gray G. Benoist, who served at the Company’s Chief Accounting Officer during Mr. Norman’s expatriate assignment, will continue to serve as the Company’s Senior Vice President, Finance and Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: July 11, 2011	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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